Exhibit 99.2

Zymeworks and LEO Pharma Enter into Bispecific Antibody
Licensing and Research Collaboration

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The companies will collaborate on the discovery of novel monospecific antibodies to develop bispecific therapeutics targeting cytokine-receptor pathways with applications in dermatology, inflammation, and autoimmunity by leveraging Zymeworks’ Azymetric™ and EFECT™ therapeutic platforms

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LEO Pharma will retain the rights to develop two bispecifics for dermatology applications; Zymeworks will retain the rights to develop antibodies from the research collaboration in all other therapeutic areas

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Zymeworks is eligible to receive up to US$236 million in upfront and milestone payments for the first therapeutic candidate, and up to US$244 million for the second, plus research funding payments and potential royalties on product sales

Vancouver, Canada and Ballerup, Denmark (October 23, 2018) – Zymeworks Inc. (NYSE/TSX: ZYME), a clinical-stage biopharmaceutical company developing multifunctional therapeutics, and LEO Pharma A/S, a global leader in medical dermatology, have entered into a licensing and research collaboration to discover and develop bispecific antibodies targeting cytokine-receptor pathways using Zymeworks’ antibody discovery capabilities and its proprietary Azymetric™ and EFECT™ platforms. LEO Pharma will have exclusive rights to further develop and commercialize two bispecific candidates in dermatology indications, while Zymeworks retains rights to develop antibodies in all other therapeutic areas.

“This marks our first joint antibody discovery and development collaboration, and we are excited to be working alongside LEO Pharma, a global leader in treatments for skin conditions,” said Ali Tehrani, Ph.D., President and CEO of Zymeworks. “Targets that are compelling in dermatology are also attractive in other therapeutic areas where dysregulation of cytokine pathways contributes to disease, such as autoimmune disorders and inflammatory diseases. We are pleased to be combining our expertise with LEO Pharma’s to explore a new class of targets and expand our pipeline of novel medicines to include protein therapeutics for autoimmune and inflammatory diseases.”

“Innovation and partnerships are core to our approach in developing new medicines, and we believe bispecific antibodies offer a powerful new way of helping the body block defective cellular signaling,” said Thorsten Thormann, Vice President, Research at LEO Pharma. “Zymeworks’ unique platforms and expertise may allow us to expedite the discovery and development of new therapeutics for diseases of the skin, which remain a large source of unmet medical need.”

Under the terms of the agreement, Zymeworks will provide LEO Pharma with a worldwide, royalty-bearing license to research, develop, and commercialize two bispecific antibodies directed to LEO Pharma’s targets using Zymeworks’ Azymetric and EFECT platforms. Zymeworks will receive an upfront payment of US$5 million and research funding payments, and is eligible to receive development and commercial milestone payments of up to US$231 million for the first therapeutic candidate and up to US$244 million for the second. In addition, Zymeworks is eligible to receive tiered royalties of up to 20% in the U.S. and high single-digit royalties elsewhere on any future sales of the first therapeutic candidate, and up to low double-digit royalties globally on any future sales of the second. Zymeworks retains the rights to develop antibodies targeting cytokine-receptor pathways in any non-dermatology indications, and LEO Pharma is eligible to receive commercial milestone payments and single-digit royalties on any future sales of such antibodies.

About the Azymetric™ Platform

The Azymetric platform enables the transformation of monospecific antibodies into bispecific antibodies, giving the antibodies the ability to simultaneously bind two different targets. Azymetric bispecific technology enables the development of multifunctional biotherapeutics that can block multiple signaling pathways, recruit immune cells to tumors, enhance receptor clustering degradation, and increase tumor-specific targeting. These features are intended to enhance efficacy, while reducing toxicities and the potential for drug-resistance. Azymetric bispecifics have been engineered to retain the desirable drug-like qualities of naturally occurring antibodies, including low immunogenicity, long half-life and high stability. In addition, they are compatible with standard manufacturing processes with high yields and purity, potentially significantly reducing drug development costs and timelines.

About the EFECT™ Platform

The EFECT platform is a library of antibody Fc modifications engineered to modulate the activity of the antibody-mediated immune response, which includes both the up- and down-regulation of effector functions. This platform, which is compatible with traditional monoclonal as well as Azymetric bispecific antibodies, further enables the customization of therapeutic responses for different diseases.

About Zymeworks Inc.

Zymeworks is a clinical-stage biopharmaceutical company dedicated to the discovery, development, and commercialization of next-generation multifunctional biotherapeutics. Zymeworks’ suite of complementary therapeutic platforms and its fully-integrated drug development engine provide the flexibility and compatibility to precisely engineer and develop highly-differentiated product candidates. Zymeworks’ lead product candidate, ZW25, is a novel bispecific antibody currently being evaluated in an adaptive Phase 1 clinical trial. Zymeworks is also advancing a deep pipeline of preclinical product candidates and discovery-stage programs in immuno-oncology and other therapeutic areas. In addition to Zymeworks’ wholly-owned pipeline, its therapeutic platforms have been further leveraged through multiple strategic partnerships with global biopharmaceutical companies. For more information, go to: www.zymeworks.com.

About LEO Pharma A/S

LEO Pharma helps people achieve healthy skin. By offering care solutions to patients in more than 130 countries globally, LEO Pharma supports people in managing their skin conditions. Founded in 1908 and owned by the LEO Foundation, the healthcare company headquartered in Denmark has devoted decades of research and development to delivering products and solutions to people with skin conditions. In 2017 LEO Pharma employed around 5,200 people worldwide and had sales of 1.4 billion euros. For more information, go to:
www.linkedin.com/company/leo-pharma

Cautionary Note Regarding Zymeworks’ Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, or collectively, forward-looking statements. Forward-looking statements in this news release include, but are not limited to, statements that relate to future collaboration of Zymeworks and LEO Pharma under the licensing and research agreement, potential payments and/or royalties to Zymeworks under the agreement, the speed and successful outcome of drug development plans, Zymeworks’ ability to expand its pipeline of medicines beyond oncology, and other information that is not historical information. When used herein, words such as “will”, “may”, and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks’ current expectations and various assumptions. Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation, market conditions and the factors described under “Risk Factors” in Zymeworks’ Quarterly Report on Form 10-Q for the three and six months ended June 30, 2018 (a copy of which may be obtained at www.sec.gov and www.sedar.com). Consequently, forward-looking statements should be regarded solely as Zymeworks’ current plans, estimates and beliefs. Investors should not place undue reliance on forward-looking statements. Zymeworks cannot guarantee future results, events, levels of activity, performance or achievements. Zymeworks does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by law.

Contacts:

Zymeworks Investor Inquiries:
Ryan Dercho, Ph.D.
(604) 678-1388
ir@zymeworks.com

Zymeworks Media Inquiries:
Angela Bitting
(925) 202-6211
a.bitting@comcast.net

LEO Pharma Media Inquiries:
Henrik Kyndlev
 Tel. +45 3140 6180
henrik.kyndlev@leo-pharma.com